                                                                     Exhibit 1.1


                [_______] HOME EQUITY LOAN TRUST [_________-___]

                                   $__________
                  [HOME EQUITY LOAN ASSET-BACKED CERTIFICATES]
                      [HOME EQUITY LOAN ASSET-BACKED NOTES]

                       FLEET HOME EQUITY LOAN CORPORATION
                                   (DEPOSITOR)

                             UNDERWRITING AGREEMENT

                               [________ __], 2001


[___________________]
as Representative (the
"REPRESENTATIVE") of the
Several Underwriters named herein

[___________________]
[___________________]

Ladies and Gentlemen:

                  1. Introductory. Fleet Home Equity Loan Corporation, a Delaware corporation (the "DEPOSITOR") and a wholly-owned limited purpose finance subsidiary of Fleet National Bank, proposes to cause [______] Home Equity Loan Trust [_______-___] (the "TRUST") to issue and sell $[___________] principal amount of its Asset-Backed [Certificates] [Notes] (the "[CERTIFICATES] [NOTES]") to the several underwriters named in Schedule I attached hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVE") are acting as representative. The assets of the Trust include, among other things, one or more pools of: [closed-end] [adjustable] [fixed] rate home equity [revolving credit line] loans made [or to be made in the future] (the "MORTGAGE LOANS") [under certain home equity revolving credit line loan agreements (the "CREDIT LINE AGREEMENTS")] and secured by mortgages on one- to four-family residential properties and properties that include both residential and income-producing non-residential units (the "MORTGAGED PROPERTIES"), [home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements], [and mortgaged and asset backed securities]; and all monies due under the above assets after [_____________], 200[__] (the "CUT-OFF DATE") [(exclusive of payments in respect of accrued interest due on or prior to [the Cut-off Date]], property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure, [and an irrevocable and unconditional certificate guaranty insurance policy (the "POLICY") to be issued by [________] (the "INSURER")].

                  The Trust will be formed, and the [Certificates] [Notes] will be issued, pursuant to a Pooling and Servicing Agreement to be dated as of [_____ __], 200[_] (the "POOLING AND SERVICING AGREEMENT") among the Depositor, Fleet National Bank, a national banking association, as servicer (the "SERVICER") and [_____________], a [_____________] as trustee (the "TRUSTEE").
The Mortgage Loans and certain other assets of the Trust Fund will be sold by each of [_____________],[_____________] and [_____________] (each, a "SELLER"
and together the "SELLERS") to the Depositor pursuant to separate Purchase Agreements to be dated as of [__________ ___], 200[_] (each, a "PURCHASE AGREEMENT" and together the "PURCHASE AGREEMENTS") between the Depositor and the related Seller, and by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement.

                  This Agreement, the Pooling and Servicing Agreement, the Purchase Agreements and [the Policy] are collectively referred to herein as the "BASIC DOCUMENTS".

                  Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.



                  2. Representations and Warranties of the Depositor [and the Seller]. (a) The Depositor represents and warrants to and agrees with the Underwriters that:

                  (i) The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION"), a registration statement (No. 333-[___]) on Form S-3, including a prospectus, relating to the [Certificates] [Notes], which has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the [Certificates] [Notes] as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933, as amended (the "ACT"), is hereinafter referred to as the "PROSPECTUS". A "PRELIMINARY PROSPECTUS" means any form of prospectus, including any prospectus supplement, relating to the [Certificates] [Notes] used prior to the date of this Agreement that is subject to completion. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to
         Section 13(a) or 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement.

                  (ii) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date

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
         of this Agreement, the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, conform in all respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement as of the effective date thereof and any amendment thereto, did not contain any untrue statement of a material fact or omit to state any material fact therein or necessary to make the statements therein not misleading and the Prospectus, as of its date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the light of the circumstances under which they were made, not misleading. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the date of the Prospectus. The foregoing does not apply to statements in or omissions from any of such documents based upon (i) written information furnished to the Depositor by any Underwriter specifically for use therein, it being understood that the only such information consists of the Underwriters' Information (as defined in Section 2(b)) or (ii) the Derived Information (as defined in Section 7 below) contained in the Current Report (as defined in Section 5(p) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

                  (iii) The [Certificates] [Notes] meet the requirements for the public offering thereof to be registered on Form S-3 under the Act.

                  (iv) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the financial condition or operations of the Depositor, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Basic Documents and to cause the [Certificates] [Notes] to be issued.

                  (vi) There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of the Agreements or the [Certificates] [Notes], (c) seeking to prevent the issuance of the [Certificates] [Notes] or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements, or (d) which might adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Agreements or the [Certificates] [Notes].

                  (vii) This Agreement has been, and each other Basic Document to which it is a party, when duly executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor. The execution, delivery and performance of this Agreement and each of the other Basic Documents to which it is a party and the issuance and sale of the [Certificates] [Notes] and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the properties of the Depositor is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. The Depositor has full corporate power and authority to (a) cause the Trust to authorize the Trustee to execute and deliver the [Certificates] [Notes] to the Depositor and (b) sell the [Certificates] [Notes] to the Underwriters, all as contemplated by this Agreement.

                  (viii) This Agreement constitutes, and each other Basic Document to which it is a party, when executed and delivered as contemplated herein will constitute legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

                  (ix) [__________] is an independent public accountant with respect to the Depositor as required by the Securities Act and the Rules and Regulations.

                  (x) Neither the Depositor nor the trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 ACT") and the rules and regulations of the Commission thereunder.

                  (xi) The [Certificates] [Notes], when duly and validly authorized by the Depositor and when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for pursuant hereto, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                  (xii) At the time of execution and delivery of the Pooling and Servicing Agreement, the Mortgage Loans and related property will have been duly and validly assigned to the Trustee in accordance with the Basic Documents; and when such

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
         assignment is effected, a duly and validly perfected transfer of all such Mortgage Loans will have occurred, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance created by the Depositor or the Sellers.

                  (xiii) Neither the transfer of the Mortgage Loans and other Trust assets conveyed by it to the Trust pursuant to the Pooling and Servicing Agreement from the Depositor to the Trustee acting on behalf of the Trust, nor the issuance, sale and delivery of the [Certificates] [Notes], nor the fulfillment of the terms of the [Certificates] [Notes], will conflict with, or result in a material breach, material violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor or any indenture or other agreement or instrument to which the Depositor is a party or by which it or its properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor or will result in the creation of any lien upon any material property or assets of the Depositor.

                  (xiv) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Depositor of the Basic Documents to which it is a party and the execution, delivery and sale of the [Certificates] [Notes] shall have been paid or will be paid by or on behalf of the Depositor at or prior to the Closing Date to the extent then due.

                  (xv) At the Closing Date, the [Certificates] [Notes] and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (b) The Depositor hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to the Depositor by the Underwriters specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, are [the statements with respect to stabilization on the second page of, and the statements under the caption "Underwriting" in, the preliminary prospectus and the Prospectus] (collectively, the "UNDERWRITERS' INFORMATION").

   [Add representations and warranties of one or more Sellers, as applicable]

                  3. Purchase, Sale and Delivery of the [Certificates] [Notes]. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the entire principal amount of the [Certificates] [Notes] set forth opposite the name of such Underwriter in
Schedule I hereto at the purchase prices set forth in Schedule I, plus accrued interest from [______, 200[__].

                  The Depositor will deliver the [Certificates] [Notes] to the Representative, for the account of the Underwriters, against payment of the purchase price to or upon the order of the Depositor by wire transfer or check in Federal (same day) Funds, at the offices of [Brown &

Wood LLP], [__________________________], [______________________], at 10:00
a.m., New York time on [ __], 200[_], or at such other time not later than seven full business days thereafter as the Representative and the Depositor determine, such time being herein referred to as the "CLOSING DATE". The [Certificates] [Notes] to be so delivered will be initially represented by one or more [Certificates] [Notes] registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the [Certificates] [Notes] will be represented by book entries on the records of DTC and participating members thereof. Definitive [Certificates] [Notes] will be available only under the limited circumstances specified in the Pooling and Servicing Agreement.

                  4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the [Certificates] [Notes] for sale to the public (which may include selected dealers), on the terms set forth in the Prospectus.

                  5. Covenants of the Depositor. The Depositor covenants and agrees with the several Underwriters that:

                  (a) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) not later than the time required thereby. The Depositor shall advise the Representative promptly of any such filing pursuant to Rule 424(b), and will make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein.

                  (b) The Depositor will furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith.

                  (c) The Depositor shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative, which consent shall not be unreasonably withheld or delayed; the Depositor will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information to the extent applicable to the offering of the [Notes] [Certificates]; and the Depositor will also advise the Representative promptly of (x) the effectiveness of the Registration Statement (if the effective time is subsequent to the execution of this Agreement) and of any amendment or supplement to the Registration Statement or (y) the filing of any supplement to the Prospectus or of any amended Prospectus and in such case to furnish the Representative with copies thereof; the Seller will advise the Representative upon its receipt of notice thereof of the issuance by the Commission of any stop order or: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the [Certificates] [Notes] for offering or sale in any jurisdiction; and
(iii) the initiation of or threat of any proceeding for any such purpose. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such an order by the Commission.

                  (d) If, at any time when a Prospectus relating to the [Certificates] [Notes] is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Depositor promptly shall notify the Underwriters and prepare and file with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance.

                  (e) The Depositor shall file with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission.

                  (f) The Depositor shall timely prepare and file, with the Commission, on behalf of the Trust, all periodic reports required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the [Certificates] [Notes].

                  (g) The Depositor shall furnish to each of the Underwriters each related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. Prior to filing with the Commission any supplement to the Prospectus or Prospectus pursuant to Rule 424 of the Rules and Regulations, the Depositor shall furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent will not be unreasonably withheld or delayed.

                  (h) The Depositor will use its reasonable efforts, in cooperation with the Representative, to arrange for the qualification of the [Certificates] [Notes] for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that in no event shall the Depositor be obligated to qualify as a foreign corporation or to execute a general or unlimited consent to service of process in any such jurisdiction. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the [Certificates] [Notes] have been so qualified.

                  (i) For a period from the date of this Agreement until the retirement of the [Certificates] [Notes], or until such time as the Underwriters shall cease to maintain a secondary market in the [Certificates] [Notes], whichever occurs first, the Depositor shall deliver to the Representative, as soon as such statements are furnished to the Trustee, the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee and the Monthly Statement to the Certificateholders pursuant to the Pooling and Servicing Agreement.

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
                  (j) For the period beginning on the date of this Agreement and ending ___ days following the commencement of the offering of the [Certificates] [Notes] to the public, neither the Depositor nor any Affiliate of, or trust originated directly or indirectly by, the Depositor or any Affiliate thereof (or any trust, partnership or other entity sponsored by the Depositor or any Affiliate thereof or in which the Depositor or any Affiliate thereof is a partner or a stockholder) will, without the prior written consent of the Representative, publicly offer notes collateralized by, or [Certificates] [Notes] (other than the [Certificates] [Notes]) evidencing an ownership interest in, mortgage loans similar to the Mortgage Loans; provided, however, that except as otherwise provided by the Basic Documents, this provision shall not be construed to prevent (i) the sale of mortgage loans similar to the Mortgage Loans by any Affiliate of the Depositor to any person or (ii) any sales or grants of participations in and to mortgage loans similar to the Mortgage Loans by one or more Affiliates of the Depositor to one or more other Affiliates of the Depositor.

                  (k) The Depositor shall apply the net proceeds of the sale of the [Certificates] [Notes] that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                  (l) As between the Depositor and the Underwriters, the Depositor shall pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) the printing and filing of the Registration Statement, preliminary prospectuses and Prospectus and the printing of the Basic Documents, (ii) the preparation, issuance [and delivery] of the [Certificates] [Notes] to the Representative, (iii) the fees and disbursements of the Depositor's counsel and accountants, (iv) the qualification of the [Certificates] [Notes] under securities laws in accordance with the provisions of Section 5(h), including filing fees and the fees and disbursements of counsel for the Representative in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the [Certificates] [Notes], (vi) any fees charged by rating agencies for the rating of the [Certificates] [Notes], [(vii) the fees and expenses of the Issuer and its counsel] [and (viii) the fees and reasonable expenses of counsel to the Underwriters].

                  (m) To the extent that any Underwriter (i) has provided Collateral Term Sheets to the Depositor that such Underwriter has provided to a prospective investor, the Depositor has filed such Collateral Term Sheets (as defined in Section 7 below) as an Exhibit to a Current Report on Form 8-K within two business days of its receipt thereof, (ii) has provided Structural Term Sheets or Computational Materials to the Depositor that such Underwriter has provided to a prospective investor, the Depositor shall file or cause to be filed with the Commission a report on a Current Report on Form 8-K containing such Structural Term Sheets and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 under the Act or [(iii) has provided Series Term Sheets (as defined in Section 7 below) to the Depositor that such Underwriter has provided to a prospective investor, the Depositor has filed such Series Term Sheets as an Exhibit to a Current Report on Form 8-K within two business days of its receipt thereof]; provided that the Depositor's obligation to file such Series or Structural Term Sheets or Computational Materials within such time shall be subject to each Underwriter's timely performance of its obligations under Section 6. In the event that an Underwriter must prepare corrected Computational Materials, Series Term Sheets or Structural Term Sheets pursuant to Section 7, the Depositor shall file such corrected Computational Materials, Series or Structural Term Sheets no later than two days following receipt thereof. The Current Reports on Form 8-K referred to in the preceding sentence are collectively referred to herein as the "CURRENT REPORT".

                  [(n) On or prior to the date of issuance of the [Certificates] [Notes], the Depositor will obtain one or more certificate insurance policies (each, a "POLICY") issued by the Insurer for the benefit of the holders of the [Certificates] [Notes].]

                  (o) In connection with any Computational Materials, Structural Term Sheets[, Series Term Sheets] or Collateral Term Sheets provided by an Underwriter pursuant to Section 7, to receive a letter from [_________], certified public accountants, satisfactory in form and substance to the Depositor, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Depositor, as a result of which they have determined that the information included in the Computational Materials, Structural Term Sheets[, Series Term Sheets] or Collateral Term Sheets (if any), provided by the Underwriter(s) to the Depositor for filing on Form 8-K pursuant to Section 5(p), is accurate except as to such matters that are not deemed by the Depositor to be material. The foregoing letter shall be obtained at the expense of any Underwriter who has prepared such Computational Materials, Structural Term Sheets[, Series Term Sheets] or Collateral Term Sheets.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the [Certificates] [Notes] will be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties contained or incorporated herein, to the accuracy of the written statements of officers of the Depositor made pursuant to the provisions of this Section 6, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or the Representative, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  (b) The Representative shall have received a letter, on or prior to the date of this Agreement, of [___________] with respect to certain agreed-upon procedures, confirming that such accountants are independent public accountants within the meaning of the Act and the Rules and Regulations, and substantially in the form of the draft to which the Representative has previously agreed and otherwise in form and substance reasonably satisfactory to the Representative and counsel for the Underwriters.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or (iv) any other material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States) shall be such as to make it, in the reasonable judgment of a majority in interest of the Underwriters (including the Representative), it impractical or inadvisable to proceed with completion of the sale of, and payment for, the [Certificates] [Notes] on the terms and in the manner contemplated by the Prospectus.

                  (d) The Underwriters shall have received an opinion of [__________], counsel to the Depositor, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

                  (i) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and to enter into and perform its obligations under the Basic Documents to which it is a party.

                  (ii) The Depositor has duly authorized, executed and delivered the written order to the Trustee to execute and deliver the [Certificates] [Notes].

                  (iii) The Depositor has duly authorized, executed, and delivered the Basic Documents to which it is a party.

                  (iv) Neither the transfer of the property of the Trust by the Depositor to the Trustee on behalf of the Trust, nor the execution and delivery by the Depositor of the Basic Documents to which it is a party, nor the consummation by the Depositor of the transactions contemplated by the Basic Documents to which it is a party nor the performance by the Depositor of its obligations thereunder will (i) violate the articles of incorporation or the by-laws, each as amended, of the Depositor or (ii) violate or contravene the terms of applicable provisions of statutory law or regulation.

                  (v) To such counsel's knowledge, there are no actions, proceedings or investigations pending against the Depositor or threatened against the Depositor before any court, administrative agency, or tribunal (i) asserting the invalidity of the Trust or any of the Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Basic Documents or the execution and delivery thereof or (iii) that could reasonably be expected to materially and adversely affect the enforceability of the Basic Documents against the Depositor or the ability of the Depositor to perform its obligations thereunder.

         Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they are admitted to practice only in the State of [_____] and that they are not admitted to the Bar in any other State, that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, [the General Corporate Law of the State of Delaware] and the laws of the State of [________].

                  (e) The Underwriters shall have received the opinion of Brown & Wood LLP, special counsel to the Depositor, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

                  (i) When the [Certificates] [Notes] have been duly executed, delivered and authenticated in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to the Underwriting Agreement, the [Certificates] [Notes] will be validly issued, outstanding and entitled to the benefits of the Pooling and Servicing Agreement, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether in a proceeding at law or in equity).

                  (ii) The Basic Documents are legal, valid, and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                  (iii) The Depositor is not, and will not as a result of the offer and sale of the [Certificates] [Notes] as contemplated in the Prospectus and the Underwriting Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

                  (iv) The Pooling and Servicing Agreement need not be qualified under the Trust Indenture Act and the Trust is not required to register under the Investment Company Act.

                  (v) The Pooling and Servicing Agreement is sufficient in form and substance to convey to the Trustee all of the Depositor's right, title and interest in and to the Mortgage Loans. When the Basic Documents have each been duly executed and delivered by all parties thereto, the purchase price therefor has been paid to the Depositor by the Trust in the manner specified in the Pooling and Servicing Agreement, and the [Certificates] [Notes] have been duly executed and duly authenticated and delivered by the Trustee to or upon the order of the Depositor in accordance with the Pooling and Servicing Agreement, all of the Depositor's right, title and interest in and to the Mortgage

         Loans will have been conveyed to the Trust and the Trust will be the holder of a valid and binding interest in the Mortgage Loans against the Depositor, except that, until such time as assignments of mortgages are recorded in the name of the Trustee on behalf of the Trust in the appropriate jurisdictions (x) the Trustee may not, in certain jurisdictions, be independently able to enforce the mortgage against the related Mortgaged Properties or the related mortgagor, (y) the applicable Seller could record an assignment of a mortgage in the name of a third party or record a discharge and satisfaction of a mortgage and (z) any notice given to the holder of record of a mortgage would be given to the applicable Seller.

                  (vi) The statements in the Prospectus under the headings ["Summary -- Federal Tax Considerations"], "Federal Income Tax Consequences", "State Tax Considerations", "ERISA Considerations", ["Summary of Terms -- Federal Income Tax Considerations", "Federal Income Tax Considerations", "State Tax Considerations", "Summary of Terms--ERISA Considerations" and "ERISA Considerations"], to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and accurately describe the material consequences to holders of the [Certificates] [Notes] under the Code and ERISA.

                  [(vii) Assuming that (a) the Trustee causes certain assets and accounts created under the Pooling and Servicing Agreement to elect, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as REMICs and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, certain assets and accounts will be treated as REMICs, the [Certificates] [Notes], other than the Class R [Certificates] [Notes] of each trust issued pursuant to the Pooling and Servicing Agreement, will be treated as the "regular interests" in a REMIC and the Class R [Certificates] [Notes] issued pursuant to the Pooling and Servicing Agreement will be treated as "residual interests" in a REMIC. Neither the Trust nor certain assets and accounts of the Trust will be subject to tax upon their income or assets by any taxing authority of the State of New York or New York City (except that no opinion need be expressed with respect to any minimum tax).]

                  (viii) Such counsel shall state that they have participated in the preparation of the Registration Statement and no facts have come to their attention which may cause them to believe that the Registration Statement, as of the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date or the Closing Date, contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any view with respect to the financial, statistical or computational material included in the Registration Statement or the Prospectus.

                  (ix) The conditions to the use by the Depositor of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                  (x) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates [(other than the information relating to the Certificate Insurer and the financial and statistical information contained or incorporated therein, as to which such counsel need express no opinion)], complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

                  (xi) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  (xii) The [Certificates] [Notes] will, when issued, conform to the description thereof contained in the Prospectus.

                  Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they are admitted to practice only in the State of New York and that they are not admitted to the Bar in any other State, that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, [the General Corporate Law of the State of Delaware] and the laws of the State of New York.

                  (f) The Underwriters shall have received opinions of counsel to the Sellers and the Servicer, dated the Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

                  (i) Each of the Sellers and the Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with corporate power and authority to own its properties, to conduct its business as now conducted and as proposed to be conducted by it and to enter into and perform its obligations under the Basic Documents to which it is a party and the Servicer has the power, authority and legal right to service the Mortgage Loans.

                  (ii) The Servicer has obtained all necessary licenses and approvals in each jurisdiction in which the failure to obtain such licenses or approvals would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, any Basic Documents to which it is a party.

                  (iii) Each of the Sellers and the Servicer has duly authorized, executed and delivered the Basic Documents to which it is a party, and the Basic Documents to which it is a party are the legal, valid and binding obligations of each of the Sellers and the Servicer, as applicable, enforceable against each of the Sellers and the Servicer, as applicable, in accordance with the respective terms thereof, subject as to enforceability, to the effects of applicable insolvency, receivership, conservatorship and other similar laws affecting the rights of creditors' generally or the rights of creditors of institutions the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") and subject to general principles of equity (whether applied in a proceeding at law or in equity).

                  (iv) Neither the execution and delivery by any of the Sellers or the Servicer of any Basic Documents to which it is a party nor the consummation by any of the Sellers or the Servicer of the transactions contemplated therein nor the fulfillment of the terms thereof by any of the Sellers or the Servicer will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of association or by-laws of any of the Sellers or the Servicer or result in a violation of or contravene the terms of any statute, order or regulation applicable to any of the Sellers or the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

                  (v) There are no actions, proceedings or investigations pending or threatened against any of the Sellers or the Servicer before or by any governmental authority that could reasonably be expected to materially and adversely affect the performance by any of the Sellers or the Servicer of its obligations under, or the validity or enforceability of, any Basic Documents to which any of the Sellers or the Servicer is a party.

                  Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America, [the General Corporate Law of the State of Delaware] and the laws of the State of incorporation of the applicable Seller or the Servicer.

                  (g) The Underwriters shall have received the favorable opinion, dated the Closing Date, of [______________], special counsel for the Seller, addressed to the Seller and satisfactory to [S&P, Moody's and Fitch] (together, the "RATING AGENCIES") and the Underwriters, with respect to certain matters relating to the transfer of the Mortgage Loans to the Depositor and from the Depositor to the Trust, and such counsel shall have consented to reliance on such opinion by the Rating Agencies as though such opinion had been addressed to them.

                  (h) The Underwriters shall have received an opinion of [__________] in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the [Certificates] [Notes] and such other related matters as the Underwriters shall reasonably require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  [(i) The Policy shall have been duly authorized, executed, issued and delivered by the Insurer, all fees due and payable to the Insurer as of the Closing Date shall have been paid in full at or prior to the Closing Date, and the Policy shall conform in all material respects to the description thereof in the Registration Statement and the Prospectus (and any supplements thereto).]

                  [(j) The Underwriters shall have received the opinion of [________________], counsel to the Insurer, or such other counsel acceptable to the Underwriters and counsel to the Underwriters, dated the Closing Date, satisfactory in form and substance to the Underwriters and counsel to the Underwriters, to the effect that:

                  (i) The Insurer is duly organized and validly existing under the laws of the jurisdiction of its incorporation, is duly qualified and/or licensed to do business in all jurisdictions where the nature of its operations as contemplated in the Insurance Agreements requires such qualification, and has the power and authority (corporate and other) to issue the Policy and to enter into [each agreement between the Depositor and the Insurer relating to the Policy] (each, an "Insurance Agreement") and to perform its obligations under the Insurance Agreements.

                  (ii) The execution, delivery and performance by the Insurer of the Insurance Agreements and the Policy have been duly authorized by all necessary corporate action on the part of the Insurer.

                  (iii) The execution, delivery and performance by the Insurer of the Insurance Agreements and the Policy do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been effected.

                  (iv) The execution, delivery and performance by the Insurer of its obligations under the Policy do not contravene any provision of the charter or by-laws of the Insurer. The execution, delivery and performance by the Insurer of its obligations under the Policy do not, to the extent that either of the following would affect the validity or enforceability of the Policy, (a) contravene any law or government regulation or order presently binding on the Insurer or (b) contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Certificate Insurer is a party or by which it is bound.

                  (v) The Insurance Agreements and the Policy have been duly authorized, executed and delivered by the Insurer, and constitute legal, valid and binding obligations of the Insurer, enforceable against the Insurer in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Insurer or the event of any moratorium or similar occurrence affecting the Insurer.

                  (vi) The obligations of the Insurer under the Policy will rank equally with the general obligations and all other unsecured indebtedness of the Insurer outstanding on the Closing Date or thereafter that are not contractually subordinated to the payment of such obligations under the Policy.

                  (vi) The Policy is not required to be registered under the Act in connection with the offer and sale of the [Certificates] [Notes] in the manner contemplated in the Prospectus.

                  Such opinions may be subject to such counsel's customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Registration Statement and the Prospectus and its investigation or verification of information contained therein, such counsel also shall state that it has no reason to believe that as of the Closing Date any of the information contained in the Prospectus in (x) the paragraph titled ["The Certificate Insurer" under the heading "Summary"] or (y) under the heading ["The Certificate Insurer"] includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial, numerical and statistical information contained therein as to which such counsel need express no opinion).]

                  (k) The Underwriters shall have received a certificate, dated the Closing Date, of a Vice President or more senior officer of the Insurer stating that such officer had no reason to believe that as of the Effective Date any of the information contained in the Prospectus in (x) the paragraph titled ["Certificate Insurer" under the heading "Summary"] or (y) under the heading ["The Certificate Insurer"] includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  [(l) On or prior to the Closing Date, there has been no downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in rating, the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).]

                  (m) The Underwriters shall have received from reputable counsel an opinion or opinions of counsel dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, as to the income tax treatment of the [Certificates] [Notes] in [States].

                  (n) The Underwriters shall have received an opinion of [_____________], counsel to the Trustee, dated the Closing Date, in form and in substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that:

                  (i) The [Certificates] [Notes] have been duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Pooling & Servicing Agreement.

                  (ii) The Trustee is a [___________ banking corporation] validly existing under the laws of the [___________] and has the full power and authority to enter into, and to take all action required of it, under the Pooling and Servicing Agreement.

                  (iii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and, assuming due authorization, execution and delivery of such document by all other parties thereto, constitutes the legal, valid and binding agreement of the Trustee, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Trustee generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation, receivership or reorganization or any moratorium or similar occurrence affecting the Trustee, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (iv) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against the Trustee under the Pooling and Servicing Agreement before any court, administrative agency or other tribunal (A) asserting the invalidity of the Pooling and Servicing Agreement or the [Certificates] [Notes], or
         (B) seeking to prevent the issuance of the [Certificates] [Notes] or consummation of any of the transactions contemplated by the Pooling and Servicing Agreement or the [Certificates] [Notes], or (C) that might materially or adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of the Pooling and Servicing Agreement and the [Certificates] [Notes].

                  (v) The execution and delivery of the Pooling and Servicing Agreement by the Trustee and the performance by the Trustee of its terms do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of [__________] governing the banking or trust powers of the Trustee, or (b) the articles of association and by-laws of the Trustee.

                  (vi) No consent, approval or authorization of, filing or registration with, or notice to, any court or governmental agency or regulatory authority is required for the Trustee in connection with the execution and delivery of, performance under, or compliance with, the Pooling and Servicing Agreement or the [Certificates] [Notes].

                  (o) The Representative shall have received copies of each opinion of counsel delivered to either rating agency or the Insurer, together with a letter addressed to the

Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

                  (p) The Underwriters shall have received [Certificates] [Notes] dated the Closing Date of each of the Depositor, the Sellers, and the Servicer, executed by any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of each of the Depositor, the Sellers, and the Servicer, in which such officer of the Depositor, the Sellers, and the Servicer, as the case may be, shall state that, (i) to the best of its knowledge after reasonable investigation, the representations and warranties of the Sellers and the Servicer, as applicable, contained in [insert cross-reference to provisions of Basic Documents] to which each is a party, are true and correct in all material respects, (ii) that the Depositor, the Sellers or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its respective part to be performed or satisfied under such agreements at or prior to the Closing Date, (iii) in the case of the certificate from the Depositor only, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and
(iv) since [______ __], 2001, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Depositor, the Sellers or the Servicer, has occurred.

                  [(q) The Underwriters shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the appropriate filing offices reflecting the transfer of the interest in the Mortgage Loans and the proceeds thereof from the Sellers to the Depositor and from the Depositor to the Trustee on behalf of the Trust.]

                  [(r) At the Closing Date, the [Certificates] [Notes] (other than the Class [_], Class [_], Class [_] and Class [_] [Certificates] [Notes]) shall have been rated "[_]" by S&P, the Class [_] [Certificates] [Notes] shall have been rated "[_]" by Standard & Poor's Ratings Services ("S&P"), the Class [_] [Certificates] [Notes] shall have been rated "[_]" by S&P, the Class [_] [Certificates] [Notes] shall have been rated "[_]" by S&P, the Class [_] [Certificates] [Notes] shall have been rated "[_]" by S&P, the [Certificates] [Notes] (other than the Class [_] [Certificates] [Notes], the Class [_] [Certificates] [Notes] and the Class [_] [Certificates] [Notes]) shall have been rated "[_]" by Moody's Investors Service ("MOODY'S") and the [Certificates] [Notes] (other than the Class [_] [Certificates] [Notes], the Class [_] [Certificates] [Notes] and the Class [_] [Certificates] [Notes]) shall have been rated "[_]" by Fitch, Inc. ("FITCH") and the Class [_], Class [_] and Class [_] [Certificates] [Notes] shall have been rated at least "[_]", "[_]" and "[_]", by Fitch.]

                  (s) The issuance of the [Certificates] [Notes] shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Depositor.

                  (t) The Depositor shall provide or cause to be provided to the Underwriters such conformed copies of such of the foregoing opinions, [Certificates] [Notes], letters and documents as the Underwriters shall reasonably request.

                  (u) The Underwriters shall have received at or before the Closing Date, from [________], letters, dated as of the date of this Agreement, substantially in the form previously agreed to (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter.

                  [7. Computational Materials. Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

                  (a) It either (A) has not provided any potential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association Letter as described below) or (B) has, contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet (in hard copy and on computer disk) to the Depositor or its counsel.

                  (b) It either (A) has not provided any potential investor with a Structural Term Sheet, Series Term Sheets or Computational Materials or (B) has promptly provided any such Structural Term Sheet, Series Term Sheets or Computational Materials (in hard copy and on computer disk) to the Depositor or its counsel.

                  (c) Each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                  (d) Each Structural Term Sheet, Series Term Sheet and all Computational Materials bear a legend substantially as follows (or in such other form as may be agreed prior to the date of the this Agreement):

                  This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions including, with respect to any description of the securities or the underlying assets, the information contained in the final Prospectus and accompanying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus and the related Prospectus Supplement. This information is furnished to you solely by [the Underwriter] and not by the issuer of the securities or any of its affiliates. [The Underwriter] in acting as Underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction.

                  (e) It (at its own expense) agrees to obtain and provide to the Depositor one or more accountants' letters relating to the Collateral Term Sheets, Structural Term Sheets[, Series Term Sheets] and Computational Materials, which accountants' letters shall be addressed to the Depositor.

                  (f) It has not, and will not, without the prior written consent of the Depositor, provide any Collateral Term Sheets, Structural Term Sheets[, Series Term Sheets] or Computational Materials to any investor after the date of this Agreement.

                  (g) Any Series Term Sheets, Collateral Term Sheet, Structural Term Sheet, [Series Term Sheet] or Computational Materials do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that any such misstatement or omission results from a Depositor Error (as defined in Section 8 below).

                  For purposes of this Agreement, "Series Term Sheets," "Collateral Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them [(a) in the case of Series Term Sheets, in the no-action letter addressed to Greenwood Trust Depositor, Discover Card Master Trust I dated April 5, 1996, and] (b) in the case of Collateral Term Sheets and Structural Term Sheets, in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, are publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. "Computational Materials" has the meaning assigned to it in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association.

                  For purposes of this Agreement, as to each Underwriter, the term "Derived Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained in either (i) the final Prospectus (other than information incorporated by reference from the [Series Term Sheets,] Collateral Term Sheets, Structural Term Sheets and/or Computational Materials) or (ii) any computer tape furnished by the Depositor (the "Computer Tape").]

                  [8.      Indemnification and Contribution.

                  (a) The Depositor shall indemnify and hold each Underwriter and each Person, if any, who controls the Underwriter within the meaning of
Section 15 of the Act
harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Underwriter or such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents (x) in reliance upon and in conformity with the Underwriters' Information (y) to the extent that such misstatement or omission was corrected at least one day prior to the written confirmation of such sale and such Underwriter did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Securities Act or the Exchange Act, if the Seller has previously furnished copies thereof to the Underwriters in accordance with the terms of this Agreement or (z) with respect to Derived Information included in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error or material omission in the information concerning the characteristics of the Mortgage Loans furnished by or on behalf of the Depositor to the Underwriters on any computer tape for use in the preparation of any Collateral Term Sheet, Structural Term Sheet[, Series Term Sheet] or Computational Materials (the "Depositor Provided Information"), which error was not superseded or corrected by the delivery to the Underwriters of corrected written or electronic information, or for which the Depositor provided written notice of such error to the Underwriters prior to the confirmation of the sale of the applicable [Certificates] [Notes] (any such uncorrected information a "DEPOSITOR ERROR"); provided, further, that the Depositor shall not be liable to any Underwriter to the extent that any such loss, claim, damage or liability of such Underwriter arises as a result of a misstatement or omission or alleged misstatement or omission in any prospectus or preliminary prospectus that was corrected in the final Prospectus (and copies of which Prospectus were furnished to the Underwriters) and such Underwriter, if required by law, failed to give or send to the purchaser, at or prior to the written confirmation of sale, a copy of the final Prospectus.

                  (b) (i) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor against any and all losses, claims, damages or liabilities to which the Depositor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (D) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter's Information, and shall reimburse any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred.

                  (ii) Each Underwriter severally agrees, assuming (a) all information provided by the Depositor (including the Computer Tape and any other Depositor Provided Information) is accurate and complete in all material respects and (b) the Depositor's independent public accountants have determined that the Derived Information agrees with the Computer Tape, to indemnify and hold harmless the Depositor, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Derived Information prepared by such Underwriter and incorporated by reference into the Registration Statement, or arise out of or are based upon the omission or alleged omission to state in such Derived Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b), except to the extent it has been materially prejudiced by such failure and provided further that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties. Each indemnified party, as a condition of the indemnity agreements contained in subsections (a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability from any claims that are the subject matter of such action. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the [Certificates] [Notes] or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the [Certificates] [Notes] (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and or commissions received by the related Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Depositor under this Section 8 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, to each officer of the Depositor who has signed the Registration Statement and to each person, if any, who controls the Depositor within the meaning of the Act.]

                  9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in [Certificates] [Notes] of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the [Certificates] [Notes]. If for any reason other than the fault of the Underwriters the purchase of the [Certificates] [Notes] by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 5(o) hereof and the respective obligations of the Depositor and the Underwriters pursuant to Section 8 shall remain in effect.

                  10. Failure to Purchase the [Certificates] [Notes]. If any Underwriter or Underwriters default in its obligations to purchase the principal amount of [Certificates] [Notes] opposite such Underwriter's name on Schedule I hereto, and the aggregate principal amount that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the [Certificates] [Notes], the Representative may make arrangements satisfactory to the Depositor for the purchase of such [Certificates] [Notes] by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the [Certificates] [Notes] that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the [Certificates] [Notes] with respect to such default or defaults exceed 10% of the total principal amount of the [Certificates] [Notes], and arrangements satisfactory to the Representative are not made by the Depositor for the purchase of such [Certificates] [Notes] by other persons within 48 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Depositor, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

                  11. Notices. Any written request, demand, authorization, direction, notice, consent or waiver shall be personally delivered or mailed certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice as aforesaid) and shall be deemed to have been duly given upon receipt, if sent to the Representative, when delivered to [___________________________________________________], Attention:
[_____________], and if sent to the Depositor, when delivered to [____________________], Attention: [_______________].

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligations hereunder.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  14. Representation of Underwriters. The Representative shall act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by Representative under this Agreement shall be binding upon all the Underwriters.

                  15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Depositor and the Underwriters in accordance with its terms.


                                      Very truly yours,


                                      FLEET HOME EQUITY LOAN CORPORATION


                                      By:_________________________________
                                           Name:
                                           Title:


                                      [SELLER

                                      By:_________________________________
                                           Name:
                                           Title:           ]


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date first written above.

[ __________________________]


By:_____________________________
     Name:
     Title:

Acting on behalf of itself
and as Representative of
the several Underwriters

                                                                 SCHEDULE I



                                                       INITIAL PRINCIPAL
          UNDERWRITER                          AMOUNT OF [CERTIFICATES] [NOTES]


[_____________________________]                  $
[_____________________________]                  $


                                      A-1